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                                                                    EXHIBIT 24.5

                               POWER OF ATTORNEY

    The undersigned, a Director of Edwards Lifesciences Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Michael A. Mussallem or Bruce J. Bentcover (each acting alone and without the other) his or her true and lawful attorney-in-fact and agent, with full power and authority to execute in the name and on behalf of the undersigned as such Director, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act of the offer and sale of up to $4,000,000 of Plan Obligations, 95,000 shares of the Corporation's Common Stock, $1.00 par value per share, and the associated Preferred Stock Purchase Rights that may be issued pursuant to the Edwards Lifesciences Corporation Executive Option Plan, and to execute any and all amendments to such Registration Statement, whether filed prior or subsequent to the time such Registration Statement becomes effective, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby grants unto each such attorney-in-fact and agent full power of substitution and revocation in the premises and hereby ratifies and confirms all that each such attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of these presents.

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                                                      Dated this 19th day of December, 2000.

                                                      /s/ DAVID E.I. PYOTT
                                                      ------------------------------------------------
                                                      David E.I. Pyott
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